GERON CORPORATION 230 Constitution Drive Menlo Park, CA 94025
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on May 30, 2003
To the Stockholders of Geron Corporation:
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GERON CORPORATION, a Delaware corporation (the “Company”), will be held on Friday, May 30, 2003, at 9:00 a.m. local time at the Company’s headquarters, 230 Constitution Drive, Menlo Park, California 94025, for the following purposes:

1.	To elect three Class I directors to hold office until the Annual Meeting of Stockholders in 2006 and until the election and qualification of their respective successors;
2.	To approve an amendment to the Company’s 1996 Directors’ Stock Option Plan to increase the aggregate number of shares of common stock authorized for issuance under such plan by 500,000 shares;
3.	To approve an amendment to the Company’s 1996 Employee Stock Purchase Plan to increase the aggregate number of shares of common stock authorized for issuance under such plan by 300,000 shares;
4.	To ratify appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003; and
5.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
     The Board of Directors has fixed the close of business on Monday, March 31, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. Shares of common stock may be voted at the meeting only if the holder is present at the meeting in person or by valid proxy.

     All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, sign, date and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors, William D. Stempel Secretary

Menlo Park, California
April 7, 2003

     YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

GERON CORPORATION
230 Constitution Drive
Menlo Park, CA 94025

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     This proxy statement is being furnished to stockholders of Geron Corporation, a Delaware corporation (the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on May 30, 2003, at 9:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s headquarters at 230 Constitution Drive, Menlo Park, California 94025. This proxy statement and accompanying proxy card are being mailed to all stockholders entitled to vote at the Annual Meeting on or about April 18, 2003.

Solicitation and Voting of Proxies

     Only holders of record at the close of business on Monday, March 31, 2003, (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At the close of business on the Record Date, there were 25,169,881 shares of common stock, par value $.001 per share (the “Common Stock”), outstanding. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Quorum Requirement and Votes Required for the Proposals

     In order to constitute a quorum and to transact business at the meeting, a majority of the outstanding shares of Common Stock on the Record Date must be represented at the meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the meeting, but not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the aggregate votes present, in person or by proxy, at the meeting. Accordingly, abstentions will not affect the outcome of the election of candidates for director. The election of directors is a matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal. Stockholders are not permitted to cumulate their shares for the purpose of electing directors or otherwise.

     The proposal to amend the 1996 Directors’ Stock Option Plan to increase the number of shares reserved for issuance under the plan by 500,000 shares and the proposal to amend the 1996 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan by 300,000 shares requires the affirmative vote of a majority of the aggregate votes present, in person or by proxy, at the meeting. Abstentions will have the same effect as a vote against this proposal. However, a broker or other nominee is empowered to vote on this proposal because the amendment to the plan does not authorize the issuance of shares of Common Stock in excess of 5% of the total number of shares of Common Stock outstanding. Accordingly, no broker non-votes will result from this proposal.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the ratification of the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2003. Abstentions will have the same effect as a vote against this proposal. However, the ratification of our selection of Ernst & Young LLP is a matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.

Geron Plan Participants

     Participants in the Geron 401(k) Plan will receive a proxy that incorporates all shares owned through the Geron 401(k) Plan, assuming the shares are registered in the same name. The proxy will serve as voting instructions for the trustee of the 401(k) Plan. If the proxy is not voted, the plan trustee will vote those shares in the same proportion as other 401(k) participants vote their 401(k) Plan shares.

     Shares purchased through the Geron Employee Stock Purchase Plan will follow standard brokerage industry practices. Shares held in the name of the broker will be voted on behalf of the holder on certain routine matters. To the extent the brokerage firm votes shares on the behalf of the holder, the shares will be counted for the purpose of determining a quorum.

Voting Via the Internet or by Telephone

     Most beneficial owners whose stock is held in street name receive voting instruction forms from their banks, brokers, or other agents, rather than the Company’s proxy card.

     A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet grants of proxies. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may grant your proxy for those shares telephonically by calling the telephone number shown on the form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ web site http://www.proxyvote.com.

     Submitting your proxy via the Internet or by telephone will not affect your right to revoke your proxy and vote in person, should you decide to attend the Annual Meeting.

     The telephone and Internet proxy granting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their proxy granting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting proxies via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

Revocability of Proxies

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary at the Company’s offices, 230 Constitution Drive, Menlo Park, California 94025, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

MATTERS TO BE CONSIDERED AT THE 2003 ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

     The Company’s Board of Directors consists of seven members. The Company’s Bylaws provide for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with staggered terms of office. The Company’s Bylaws also provide that upon expiration of the term of office for a class of directors, nominees for such class will be elected for a term of three years or until their successors are duly elected and qualified.

     The term of office of the Class I directors will expire in May 2003, and three nominees for director are to be elected as Class I directors. The three nominees are, Thomas B. Okarma, Ph.D., M.D., John P. Walker and Patrick

J. Zenner, each of whom currently serves as a Class I director. The Class III directors, Alexander E. Barkas, Ph.D. and Robert B. Stein, M.D., Ph.D., have two years remaining on their term of office and the Class II directors, Thomas D.  Kiley, Esq. and Edward V. Fritzky, have one year remaining on their term of office.

     The Board of Directors has selected three nominees for Class I directors, all of whom are currently directors of the Company. The three candidates receiving the highest number of affirmative votes of the shares represented and entitled to vote at the Annual Meeting will be elected as Class I directors of the Company. Accordingly, abstentions will not effect the outcome of the proposal. The election of directors is a matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is information regarding the nominees for Class I director, the periods during which they have served as directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS For a Three Year Term Expiring at the 2006 Annual Meeting
Nominees for Class I Directors (Term Expiring at the 2006 Annual Meeting)
Name	Age	Principal Occupation/Position with the Company

Thomas B. Okarma, Ph.D., M.D	57	President and Chief Executive Officer
John P. Walker	54	Chairman and Chief Executive Officer, Bayhill Therapeutics
Patrick J. Zenner	56	Former President and CEO, Hoffmann La-Roche, Inc.,
		North America

     Thomas B. Okarma, Ph.D., M.D., has served as the Company’s President, Chief Executive Officer and a director since July 1999. He is also a director of Geron Bio-Med Limited, a United Kingdom company that is a wholly-owned subsidiary of the Company. From May 1998 until July 1999, Dr. Okarma was the Vice President of Research and Development of the Company. From December 1997 until May 1998, Dr. Okarma was Vice President of Cell Therapies of the Company. From 1985 until joining Geron, Dr. Okarma, the scientific founder of Applied Immune Sciences, Inc., served initially as its Vice President of Research and Development and then as its Chairman and Chief Executive Officer until 1995 when it was acquired by Rhone-Poulenc Rorer. Dr. Okarma was a Senior Vice President at Rhone-Poulenc Rorer from the time of the acquisition of Applied Immune Sciences, Inc. until December 1996. From 1980 to 1985, Dr. Okarma was a member of the faculty of the Department of Medicine at Stanford University School of Medicine. Dr. Okarma holds a A.B. from Dartmouth College and a M.D. and Ph.D. from Stanford University.

     John P. Walker has served as a director of the Company since April 1997. He is currently Chairman and Chief Executive Officer of Bayhill Therapeutics. From 2000 to 2001, he was Chairman and a director of Axys Pharmaceuticals, Inc. From 1993 to 2000, he was Chairman, Chief Executive Officer and a director of Arris Pharmaceutical Corporation. Prior to his association with Arris, Mr. Walker was the Chairman and Chief Executive Officer of Vitaphore Corporation, a biomaterials company which was sold to Union Carbide Chemical and Plastics Company Inc. in 1990. From 1971 to 1985, Mr. Walker was employed by American Hospital Supply Corporation in a variety of general management, sales and marketing positions, most recently serving as President of the American Hospital Company. Mr. Walker is a director of Discovery Partners International Inc. and certain other privately held biotechnology companies. He holds a B.A. from the State University of New York at Buffalo and is a graduate of the Advanced Executive Program, J.L. Kellogg Graduate School of Management at Northwestern University.

     Patrick J. Zenner has served as a director of the Company since July 2001. From 1969 until January 2001, Mr. Zenner held a series of executive managerial positions with Hoffman La-Roche, Inc., North America, the prescription drug unit of the Roche Group, a leading research-based health care enterprise. He retired as President and Chief Executive Officer in January 2001. Mr. Zenner is a board member of numerous associations including the Pharmaceutical Research and Manufacturers Association, the Health Care Institute of New Jersey, the American Foundation for Pharmaceutical Education, the American Society of Hospital Pharmacists Foundation, the Health Care Leadership Council and the Biotechnology Industry Organization. He is also a director of Arqule, Inc., Curagen Corporation, Dendrite International, First Horizon Pharmaceutical Corporation, Genta, Inc., Praecis Pharmaceuticals, Xoma Ltd. and West Pharmaceutical Services. Mr. Zenner holds a B.A. from Creighton University and a M.B.A. from Fairleigh Dickinson University. He serves on the Board of Trustees for both universities.

The Board of Directors Unanimously Recommends That Stockholders
Vote FOR the Election of Each Nominee to the Board of Directors

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

     Set forth below is information regarding the continuing Class II and Class III directors of the Company, including their ages, the periods during which they have served as directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

Class II Directors (Term Expiring at the 2004 Annual Meeting)

Name	Age	Principal Occupation/Position with the Company

Thomas D. Kiley, Esq	59	Attorney-at-law
Edward V. Fritzky	52	Director and Advisor, Amgen Corporation

     Thomas D. Kiley, Esq., has served as a director of the Company since September 1992. Mr. Kiley is also a director of Connetics Corp. and a privately held biotechnology company. He has been self-employed since 1988 as an attorney, consultant and investor. From 1980 to 1988, he was an officer of Genentech, Inc., a biotechnology company, serving variously as Vice President and General Counsel, Vice President for Legal Affairs and Vice President for Corporate Development. From 1969 to 1980, he was with the Los Angeles law firm of Lyon & Lyon and was a partner at the firm from 1975 to 1980. Mr. Kiley holds a B.S. in Chemical Engineering from Pennsylvania State University and a J.D. from George Washington University.

     Edward V. Fritzky, has served as a director of the Company since July 1998. He currently serves as a director and advisor to Amgen Corporation. He served as Chief Executive Officer and Chairman of Immunex Corporation from January 1994 to July 2002. Mr. Fritzky is also a director of Sonosite, Inc. Mr. Fritzky served as President of Lederle Laboratories, a division of American Cyanamid, from 1992 to 1994, and as Vice President of Lederle Laboratories from 1989 to 1992. Prior to joining Lederle Laboratories, Mr. Fritzky was an executive of Searle Pharmaceuticals, Inc., a subsidiary of the Monsanto Company. During his tenure at Searle, Mr. Fritzky was Vice President of Marketing in the United States, and later President and General Manager of Searle Canada, Inc. and Lorex Pharmaceuticals, a joint venture company. Mr. Fritzky holds a B.A. from Duquesne University and is a graduate of the Advanced Executive Program, J.L. Kellogg Graduate School of Management at Northwestern University.

Class III Directors (Term Expiring at the 2005 Annual Meeting)

Name	Age	Principal Occupation/Position with the Company

Alexander E. Barkas, Ph.D	55	Managing Member, Prospect Management
		Company, LLC; the General Partner of Managing
		Member Prospect Venture Partners and Managing
		Member, Prospect Management Co. II, LLC;
		General Partner of Prospect Venture Partners II, L.P.
		and Prospect Associates II, L.P.
Robert B. Stein, M.D., Ph.D	52	President, Chief Scientific Officer and Director,
		Incyte Genomics

     Alexander E. Barkas, Ph.D., has served as Chairman of the Board since July 1993 and as a director of the Company since March 1992. Dr. Barkas is also a director of Connetics Corp. and several privately held medical technology companies. From March 1992 until May 1993, he served as President and Chief Executive Officer of the Company. He is a founding partner of Prospect Venture Partners, a venture capital investment firm formed in October 1997. Dr. Barkas was a partner with Kleiner Perkins Caufield & Byers, a venture capital investment firm, from 1991 to October 1997. He holds a B.A. from Brandeis University and a Ph.D. from New York University.

     Robert B. Stein, M.D., Ph.D., has served as a director of the Company since April 1996. Since December 2001, Dr. Stein has been President, Chief Scientific Officer and a director at Incyte Genomics. From September 1996 to November 2001 he served as Executive Vice President of Research & Preclinical Development at DuPont Pharmaceuticals. From August 1993 to September 1996, Dr. Stein was Senior Vice President and Chief Scientific Officer of Ligand Pharmaceuticals, Inc., and from May 1990 to August 1993, he was Vice President of Research at Ligand. From 1982 to 1990, Dr. Stein held various positions with Merck, Sharp, and Dohme Research Laboratories, including Senior Director and Head of the Department of Pharmacology from 1989 to 1990. Dr. Stein holds a B.S. in Biology and Chemistry from Indiana University and a M.D. and a Ph.D. in Physiology and Pharmacology from Duke University.

     There are no family relationships among executive officers or directors of the Company. There are no current legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business to which the executive officers, directors or the Company are a party. There are no current, nor in the past 5 years have been, any legal proceedings involving any director or executive officer related to (i) federal bankruptcy, (ii) criminal proceedings, (iii) federal or state securities laws or (iv) any judgment, decree or order enjoining a director or officer from acting as an investment advisor, broker or dealer of securities or engaging in any type of business practice.

Board Committees and Meetings

     During the fiscal year ended December 31, 2002, the Board of Directors held seven meetings and acted by written consent on two occasions. The Board has an Audit Committee, a Compensation Committee, a Stock Option Committee and a Nominating Committee. During the fiscal year ended December 31, 2002, each of the incumbent directors attended at least 75% of the meetings of the Board and the committees on which he served, except for Dr. Stein who attended 71% of the meetings.

     Audit Committee. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. The charter, as amended in December 2002, is attached to this proxy statement as Appendix A. The Audit Committee, which is comprised of Dr. Barkas and Messrs. Kiley and Walker, met five times in 2002 and acted by written consent on one occasion. All of the members of the Audit Committee are “independent,” as that term is defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ Listing Standards. The Board of Directors has determined that all of the members of the Audit Committee are financially literate and that at least one member of the Audit Committee, Mr. Walker, has accounting and financial management expertise. The Audit Committee’s responsibilities include: (i) recommending the selection of the Company’s independent public auditors to the Board of Directors, (ii) consulting with the independent auditors with regard to the plan and scope of the audit, (iii) reviewing, in consultation with the independent auditors, their report of the audit or proposed report of the audit, and the accompanying management letter, if any, and (iv) consulting with the independent auditors and management with regard to the adequacy of the Company’s internal controls.

     Compensation Committee. The Compensation Committee, which is comprised of Dr. Barkas and Mr. Walker, met one time in 2002 and acted by written consent on one occasion. The Compensation Committee makes recommendations concerning salaries and incentive compensation, administers the incentive compensation and benefit plans of the Company, and performs such other functions regarding compensation as the Board may delegate. In addition, the Compensation Committee has exclusive authority to administer the 2002 Equity Incentive Plan with respect to executive officers and directors.

     Stock Option Committee. The Stock Option Committee was formed in December 1996 in order to provide timely option grants to new employees and consultants (other than executive officers and directors of the Company) and currently consists of one member, Dr. Okarma. The Stock Option Committee has limited authority to administer the Company’s 2002 Equity Incentive Plan concurrently with the Compensation Committee. The Stock Option Committee has the authority to grant options for up to 20,000 shares of Common Stock to new employees and consultants in accordance with procedures approved by the Board of Directors. The Stock Option Committee acted by written consent on 12 occasions during fiscal 2002.

     Nominating Committee. The Nominating Committee was formed in February 2001 in order to make recommendations to the Board for candidates to be nominated for election or re-election as a director by the stockholders or by the Board. The members of the Nominating Committee are Drs. Barkas and Okarma. The Nominating Committee met one time during fiscal 2002. The Nominating Committee will consider nominees for directors nominated by stockholders upon submission in writing to the Secretary of the Company of the names of such nominees in accordance with the Company’s Bylaws.

Compensation of Directors

Fees

     Non-employee directors currently receive $1,000 for each board meeting attended and are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors.

Directors’ Stock Option Plan

     Each non-employee director receives periodic option grants for shares of Common Stock pursuant to the Company’s 1996 Directors’ Stock Option Plan, as amended (the “Directors Plan”). The Directors Plan is designed to work automatically and not to require administration; however, to the extent administration is necessary, it will be provided by the Board of Directors.

     The purpose of the Directors Plan is to provide an incentive for directors to continue to serve the Company as directors and to assist the Company in recruiting highly qualified individuals when vacancies occur on the Board of Directors. See further description of the Directors Plan in Proposal 2.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE 1996 DIRECTORS’ STOCK OPTION PLAN

     At the Annual Meeting, the Company’s stockholders are being asked to approve an amendment to the Directors Plan to increase the number of shares of Common Stock authorized for issuance under such plan by 500,000 shares. The Board of Directors unanimously adopted this amendment to the Directors Plan on February 21, 2003, subject to stockholder approval at the Annual Meeting.

     The proposed amendment will assure that a sufficient reserve of Common Stock will remain available for issuance under the Directors Plan thereby enabling the Company to continue to utilize equity incentives to attract and retain the services of board members essential to the Company’s long-term growth and financial success.

Summary of the 1996 Directors’ Stock Option Plan

     The following is a summary of the principal features of the Directors Plan, together with the applicable tax implications, which will be in effect if the proposed amendment to the Directors Plan is approved. The summary, however, does not purport to be a complete description of all the provisions of the Directors Plan. A copy of the 1996 Directors’ Stock Option Plan is attached hereto as Appendix B.

Stock Available for Awards

     Options to purchase a total of 500,000 shares of Common Stock have been authorized for issuance under the Directors Plan. As of March 31, 2003, options to purchase a total of 381,050 shares were outstanding under the Directors Plan (net of canceled or expired options), and options to purchase 7,500 shares remained available for future grants under the Directors Plan. Approval of this Proposal will increase the shares of Common Stock authorized for future options grants under the Directors Plan to 1,000,000 shares of Common Stock and will increase the number of available shares issuable upon exercise of options under the Directors Plan to 507,500 shares.

Terms of Options

     Option Grants. The Directors Plan provides that each person who becomes a non-employee director after the effective date of the Directors Plan, whether by election of the stockholders of the Company or by appointment by the Board of Directors to fill a vacancy, will automatically be granted an option to purchase 45,000 shares of Common Stock on the date on which such person first becomes a non-employee director (the “First Option”). In addition, non-employee directors (other than the Chairman of the Board of Directors) will automatically be granted a subsequent option on the date of the Annual Meeting of Stockholders in each year during such director’s service on the Board (a “Subsequent Option”) to purchase 20,000 shares of Common Stock under the Directors Plan. In the case of the Chairman of the Board of Directors, the Subsequent Option will be for 30,000 shares of Common Stock. Finally, the Company will grant an option to purchase 2,500 shares to each non-employee director upon such director’s appointment to the Audit Committee or Compensation Committee of the Board of Directors, as well as on the date of each Annual Meeting during the director’s service on such committee (a “Committee Service Option”). There is currently no stock option grant contemplated for participation on other committees.

     The Directors Plan provides that each First Option granted thereunder becomes exercisable in installments cumulatively as to one-third of the shares subject to the First Option on each of the first, second and third anniversaries of the date of grant of the First Option. Each Subsequent Option and Committee Service Option is fully vested on the date of its grant. The options issued pursuant to the Directors Plan remain exercisable for up to 90 days following the optionee’s termination of service as a director of the Company, unless such termination is a result of death or permanent and total disability, in which case the options (both those already exercisable and those that would have become exercisable had the director remained on the board for an additional 36 months) remain exercisable for up to a 24 month period.

     Exercise Price and Term of Options. The exercise price of all stock options granted under the Directors Plan is equal to the fair market value of a share of the Company’s Common Stock on the date of grant of the option. The Board of Directors will determine the fair market value; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be determined based on the public market. Currently, the Common Stock is traded on the Nasdaq National Market and the fair market value per share is equal to the closing price of the Company’s Common Stock on the Nasdaq National Market on the date of grant of the option. Options granted under the Directors Plan have a term of ten years.

     Options Granted to Directors. The following table sets forth information with respect to the stock options granted under the Directors’ Plan to the non-employee directors of the Company (6 persons) in the fiscal year ended December 31, 2002. As discussed above, the executive officers of the Company and the employees of the Company are not eligible for grants under the Directors Plan.

Director	Number of Shares Subject to Options Granted under the Directors Plan	Weighted Average Exercise Price Per Share

Barkas, Alexander	35,000	$6.24
Fritzky, Edward	20,000	$6.24
Kiley, Thomas	22,500	$6.24
Stein, Robert	20,000	$6.24
Walker, John	25,000	$6.24
Zenner, Patrick	20,000	$6.24

     As of March 31, 2003, the aggregate fair market value of shares subject to outstanding options under the Directors Plan was $2,015,755 based upon the closing price of the Common Stock on the Nasdaq National Market.

     Effect of Certain Corporate Events. In the event of the dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation in which the Company is not the surviving corporation or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, each non-employee director shall have a reasonable time within which to exercise the option, including any part of the option that would not otherwise be exercisable, prior to the effectiveness of such dissolution, liquidation, sale, merger or reorganization, at the end of which time the option shall terminate, or shall receive a substitute option with comparable terms, as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such dissolution, liquidation, sale, merger, consolidation or reorganization.

     Duration and Termination. The Board of Directors may at any time amend or terminate the Directors Plan, except that such termination cannot affect options previously granted without the agreement of any optionee so affected. Notwithstanding the foregoing, the provisions regarding the grant of options under the Directors Plan may be amended only once in any six-month period, other than to conform with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. If not terminated earlier, the Directors Plan will expire in 2006.

Federal Income Tax Aspects

     The following brief summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Directors Plan, does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside. The Company advises all eligible directors to consult their own tax advisors concerning tax implications of option grants and exercises and the disposition of stock acquired upon such exercises under the Directors Plan.

     Options granted under the Directors Plan are nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. Upon resale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above will be treated as capital gain (or loss), and will be long-term capital gain if the optionee has held the shares more than one year. For individual taxpayers, the current maximum U.S. federal income tax rate on long-term capital gains under current tax law is 20%, whereas the maximum rate on other income is 38.6%. Capital losses for individual taxpayers are allowed under U.S. tax laws in full against capital gains plus $3,000 of other income. The Company generally will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of a nonstatutory stock option.

REQUIRED VOTE

     Stockholders are requested in this Proposal 2 to approve an amendment to the Directors Plan to increase the number of shares of Common Stock authorized for issuance under such plan by 500,000 shares. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting will be required to approve the proposal. Abstentions will have the same effect as a vote against Proposal 2. However, a broker or other nominee is empowered to vote on Proposal 2 because the amendment to the Directors Plan does not authorize the issuance of shares of Common Stock in excess of 5% of the total number of shares of Common Stock outstanding. Accordingly, no broker non-votes will result from Proposal 2.

The Board of Directors Unanimously Recommends That
Stockholders Vote FOR Proposal 2

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE 1996 EMPLOYEE STOCK PURCHASE PLAN

     At the Annual Meeting, the Company’s stockholders are being asked to approve an amendment to the 1996 Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares of Common Stock authorized for issuance under such plan by 300,000 shares. The Board of Directors unanimously adopted this amendment to the Purchase Plan on March 31, 2003, subject to stockholder approval at the Annual Meeting.

     The proposed amendment will assure that a sufficient reserve of Common Stock will remain available for issuance under the Purchase Plan thereby enabling the Company’s employees to participate in a payroll-deduction based employee stock purchase plan designed to operate in compliance with Section 423 of the Internal Revenue Code. The Board believes that it is in the best interests of the Company to continue a program of stock ownership for the Company’s employees in order to provide them with a meaningful opportunity to acquire a substantial proprietary interest in the Company and thereby encourage such individuals to remain in the Company’s service and more closely align their interests with those of the stockholders.

Summary of the 1996 Employee Stock Purchase Plan

     The following is a summary of principal features of the Purchase Plan, together with the applicable tax implications, which will be in effect if the proposed amendment to the Purchase Plan is approved. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. A copy of the 1996 Employee Stock Purchase Plan is attached hereto as Appendix C.

Stock Available for Issuance

     A total of 300,000 shares of Common Stock have been reserved for issuance under the Purchase Plan since 1996. In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company’s receipt of consideration, appropriate adjustments will be made to (i) the class and maximum number of securities issuable under the Purchase Plan, including the class and maximum number of securities issuable per participant on any one purchase date, and (ii) the class and number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.

     As of March 31, 2003, a total of 213,229 shares had been issued under the Purchase Plan and 86,771 shares were available for future issuance. Approval of this Proposal will increase the shares of Common Stock authorized for future issuance under the Purchase Plan to 600,000 shares of Common Stock and will increase the number of available shares issuable under the Purchase Plan to 386,771 shares.

Administration

     The Purchase Plan is administered by the Compensation Committee of the Board. Such committee, as Plan Administrator, will have full authority to adopt such rules and procedures as it may deem necessary for proper plan administration and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration will be paid by the Company without charge to the participants.

Offering Periods and Purchase Periods

     The Purchase Plan is comprised of a series of offering periods, each with a maximum duration (not to exceed 12 months) with new offering periods commencing on January 1 and July 1 of each year. The current offering period began on January 1, 2003 and will end on December 31, 2003, and the next offering period is scheduled to commence on July 1, 2003 and will end on June 30, 2004. The Board of Directors may alter the duration of the offering periods without stockholder approval.

     Each offering period consists of two consecutive purchase periods of six months’ duration, with the last day of such period being designated a purchase date. The current offering period (January 1, 2003 – December 31, 2003) has expected purchase dates on June 30, 2003 and December 31, 2003. The next offering period (July 1, 2003 –June 30, 2004) has expected purchase dates on December 31, 2003 and June 30, 2004.

Eligibility

     Any individual (including officers and employee directors) who customarily works for more than 20 hours per week for more than five months per calendar year in the employ of the Company, or of any majority-owned subsidiary designated by the Board of Directors, is eligible to participate in an offering under the Purchase Plan. No employee will be allowed to participate in an offering period if, as a result of such participation, such employee would own stock or options to purchase stock possessing 5% or more of the voting power or value of all classes of stock of the Company. The date an individual enters the offering period will be designated his or her entry date for purposes of that offering period.

     As of March 31, 2003, approximately 56 employees, including seven executive officers, were eligible to participate in the Purchase Plan.

Purchase Provisions

     Each participant will be granted a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on his or her entry date into that offering period and will be automatically exercised on the last business day of each purchase period within that offering period on which he or she remains an eligible employee. An employee may only participate in one offering period at a time. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the offering at the applicable price. See “Termination of Purchase Rights” below.

     Each participant may authorize period payroll deductions in any multiple of 1% of his or her total cash earnings per pay period, up to a maximum of 10%. A participant may decrease such payroll deduction once during an offering period. A participant may terminate his or her payroll deduction at any time during an offering period, which constitutes withdrawal from the offering period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the Company’s general funds. A participant may not make additional payments into such account.

     On the last business day of each purchase period, the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares of Common Stock at the purchase price in effect for the participant for that purchase period. However, no employee may purchase more than $25,000 worth of common stock (determined at the fair market value of the shares at the time such rights are granted) under the Purchase Plan.

Purchase Price

     The purchase price per share at which Common Stock will be purchased by the participant on each purchase date within the offering period will be equal to 85% of the lower of (i) the fair market value per share of Common Stock on the participant’s entry date into that offering period or (ii) the fair market value per share of Common Stock on that purchase date. If the fair market value of the Common Stock on the purchase date is less than the fair market value at the beginning of the offering period, a new 12 month offering period will automatically begin on the first business day following the purchase date with a new fair market value.

Termination of Purchase Rights

     While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering. In addition, all purchase rights to any offering immediately terminate upon cessation of an employee’s employment with the Company.

     Upon termination of purchase rights, the payroll deductions collected during the offering period less any accumulated deductions previously applied to the purchase of shares of common stock on the employee’s behalf during such offering are immediately refunded to the employee. Such refunds will be made without interest. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the Purchase Plan.

Valuation

     The fair market value per share of Common Stock on any relevant date will be deemed equal to the closing selling price per share on such date on the Nasdaq National Market. On March 31, 2003, the closing selling price per share of Common Stock on Nasdaq was $5.29 per share.

Stockholder Rights

     No participant will have any stockholder rights with respect to the shares of Common Stock covered by his or her purchase right until the shares are actually purchased by the participant. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

     No purchase right will be assignable or transferable other than in connection with the participant’s death and will be exercisable only by the participant during his or her lifetime.

Effect of Acquisition of the Company

     Should the Company be acquired by merger or asset sale during an offering period, each purchase right under the Purchase Plan will be assumed or an equivalent right substituted by the successor corporation unless the Board of Directors shortens the offering period so that the employees’ rights to purchase stock under the Purchase Plan are exercised prior to the merger or asset sale.

Amendment and Termination of the Purchase Plan

     The Board of Directors may at any time terminate or amend the Plan. No termination may affect purchase rights previously granted, nor may an amendment make any change in any right granted before the date of the amendment which adversely affects the rights of any participant, unless the amendment is approved by the stockholders. The Board of Directors may not, without stockholder approval, (i) materially increase the number of shares issuable under the Purchase Plan or the number purchasable per participant on any one purchase date, except in connection with certain changes in the Company’s capital structure, (ii) alter the purchase price formula so as to reduce the purchase price, (iii) materially increase the benefits accruing to participants or (iv) materially modify the requirements for eligibility to participate in the Purchase Plan.

The Plan will continue in effect until July 2016 unless the Board terminates it sooner.

Federal Income Tax Aspects

     The following is only a brief summary of the effect of U.S. federal income taxation upon the participant and the Company with respect to the issuance and exercise of rights under the Purchase Plan. It does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant may reside.

     The Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under a plan that so qualifies, a participant will recognize no taxable income until there is a sale or other disposition of the shares acquired under the Purchase Plan.

     If the participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the Company’s tax year in which such sale or disposition occurs, for the amount taxed as ordinary income to the participant to the extent permitted by Section 162(m) of the Code. Any additional gain or loss on such sale or disposition will be long-term or short-term gain or loss, depending on the holding period.

     If the participant sells or disposes of the purchased shares more than two years after his or her entry date into the offering period in which such shares were acquired and more than one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the excess of the fair market value of the shares on the sale or disposition date over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares on his or her entry date into the offering period (or, if higher, 15% of the fair market value on the first day of the offering period), and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to any income tax deduction with respect to such sale or disposition.

     For individual taxpayers, the current maximum U.S. federal income tax rate on long-term capital gains under current tax law is 20%, whereas the maximum rate on other income is 38.6%. Capital losses for individual taxpayers are allowed under U.S. tax laws in full against capital gains plus $3,000 of other income.

Stock Issuances

     The following table presents certain information with respect to stock issued under the 1996 Employee Stock Purchase Plan for the fiscal year ended December 31, 2002 to (i) each of the executive officers named in the Summary Compensation Table, (ii) all executive officers as a group and (iii) all non-executive officer employees as a group.

Name and Principal Position	Weighted Average Purchase Price	Number of Shares Issued in Fiscal 2002

Thomas B. Okarma, M.D., Ph.D	—	—
President and Chief Executive Officer

David L. Greenwood	—	—
Chief Financial Officer, Treasurer and
Senior Vice President of Corporate Development

Calvin B. Harley, Ph.D	$5.64	3,504
Vice President and Chief Scientific Officer

David J. Earp, J.D., Ph.D	$5.64	2,743
Vice President of Intellectual Property

Jane S. Lebkowski, Ph.D	$7.40	475
Vice President of Regenerative Medicine

All Executive Officers as a group (11 persons)	$5.64	7,659

All Non-Executive Officer Employees as a Group (64 persons)	$5.64	52,603

REQUIRED VOTE

     Stockholders are requested in this Proposal 3 to approve an amendment to the Purchase Plan to increase the number of shares of Common Stock authorized for issuance under such plan by 300,000 shares. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting will be required to approve the proposal. Abstentions will have the same effect as a vote against Proposal 3. However, a broker or other nominee is empowered to vote on Proposal 3 because the amendment to the Purchase Plan does not authorize the issuance of shares of Common Stock in excess of 5% of the total number of shares of Common Stock outstanding. Accordingly, no broker non-votes will result from Proposal 3.

The Board of Directors Unanimously Recommends That
Stockholders Vote FOR Proposal 3

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has served as the Company’s independent auditors since 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

     The Company has been informed by Ernst & Young LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will have the same effect as a vote against this proposal. However, the ratification of our selection of Ernst & Young LLP is a matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.

The Board of Directors Unanimously Recommends That
Stockholders Vote FOR Proposal 4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the amount and percentage of the outstanding shares of the Common Stock, which, according to the information supplied to Geron, are beneficially owned by (i) each person who, to the best of the Company’s knowledge based exclusively on Schedules 13G filed with the Securities and Exchange Commission, is the beneficial owner of more than 5% of the Company’s outstanding Common Stock, (ii) each person who is currently a director, three of whom are also nominees for election as a director, (iii) each Named Executive Officer, as defined on page 15 hereof, and (iv) all current directors and executive officers as a group. Except for information based on Schedules 13G, as indicated in the footnotes, beneficial ownership is stated as of February 21, 2003.

Beneficial Owner	Beneficial Ownership(1)

	Number of Shares	Percent of Total

Directors/Nominees and Named Executive Officers:
Alexander E. Barkas, Ph.D.(2)	201,828	*
Edward V. Fritzky(3)	77,500	*
Thomas D. Kiley, Esq.(4)	121,800	*
Robert B. Stein, M.D., Ph.D.(5)	38,450	*
John P. Walker(6)	68,500	*
Patrick J. Zenner(7)	34,167	*
David J. Earp, J.D., Ph.D.(8)	158,129	*
David L. Greenwood(9)	436,415	1.73%
Calvin B. Harley, Ph.D.(10)	337,785	1.35%
Jane S. Lebkowski, Ph.D.(11)	179,582	*
Thomas B. Okarma, Ph.D., M.D.(12)	706,250	2.77%
All directors and executive officers as a group (17 persons)	2,578,312	9.47%
5% Beneficial Holders:
RGC International Investors, LDC(13)	1,606,257	6.49%
251 Saint Asaphs Road, 3 Bala Plaza East, Suite 501, Bala Cynwyd, PA
19004

*	Represents beneficial ownership of less than 1% of the Common Stock.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 21, 2003 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The persons named in this table, to the best of the Company’s knowledge, have sole voting and investment power with

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respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.
(2)	Includes 11,537 shares held directly by Alexander E. Barkas, 882 shares held by Lynda Wijcik, the spouse of Dr. Barkas, 17,056 shares held by the Barkas-Wijcik Trust under Agreement dated July 26, 1999, and 172,353 shares issuable upon the exercise of outstanding options held by Dr. Barkas exercisable within 60 days of February 21, 2003.

(3)	Represents 77,500 shares issuable upon the exercise of outstanding options held by Edward V. Fritzky exercisable within 60 days of February 21, 2003.
(4)	Includes 9,705 shares held by the Kiley Family Partnership and 21,654 shares held by the Thomas D. Kiley and Nancy L.M. Kiley Revocable Trust under Agreement dated August 7, 1981. Also includes 90,441 shares issuable upon the exercise of outstanding options held by Mr. Kiley exercisable within 60 days of February 21, 2003.

(5)	Represents 38,450 shares issuable upon the exercise of outstanding options held by Robert B. Stein exercisable within 60 days of February 21, 2003.
(6)	Represents 68,500 shares issuable upon the exercise of outstanding options held by John P. Walker exercisable within 60 days of February 21, 2003.
(7)	Represents 34,167 shares issuable upon the exercise of outstanding options held by Patrick J. Zenner exercisable within 60 days of February 21, 2003.
(8)	Includes 11,149 shares held directly by David J. Earp and 146,980 shares issuable upon the exercise of outstanding options held by Dr. Earp exercisable within 60 days of February 21, 2003.
(9)	Includes 3,333 shares held directly by David L. Greenwood and 433,082 shares issuable upon the exercise of outstanding options held by Mr. Greenwood exercisable within 60 days of February 21, 2003.
(10)	Includes 18,784 shares held by the Harley Family Trust, 3,333 shares held directly by Calvin B. Harley and 315,668 shares issuable upon the exercise of outstanding options held by Dr. Harley exercisable within 60 days of February 21, 2003.

(11)	Includes 6,621 shares held directly by Jane S. Lebkowski and 172,961 shares issuable upon the exercise of outstanding options held by Dr. Lebkowski exercisable within 60 days of February 21, 2003.
(12)	Represents 706,250 shares issuable upon the exercise of outstanding options held by Thomas B. Okarma exercisable within 60 days of February 21, 2003.
(13)	Based on information contained in the Schedule 13G/A dated January 15, 2003 filed by RGC International Investors, LDC (“RGC”), Rose Glen Capital Management, L.P. (“Rose Glen”), RGC General Partner Corp. (“Partner”). Partner is the general partner of Rose Glen, which is the investment manager of RGC. RCG holds 1,606,257 shares of which it shares voting power with Rose Glen and Partner.

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EQUITY COMPENSATION PLANS

     The following table summarizes information with respect to options under Geron’s equity compensation plans at December 31, 2002:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)		(b)	(c)
Equity compensation plans
approved by security holders(1)	6,306,177		$8.82	3,557,092	(2),(3)

Equity compensation plans not
approved by security holders	1,460,336	(4)	$24.18	—

Total	7,766,513		$11.71	3,557,092

(1) Includes the 1992 Stock Option Plan, the 1996 Director’s Stock Option Plan and the 2002 Equity Incentive Plan.
(2) Includes 86,771 shares of common stock reserved for issuance under Geron’s 1996 Employee Stock Purchase Plan.
(3)	Does not include the automatic annual increase under Geron’s 2002 Equity Incentive Plan. The maximum number of shares to be reserved will automatically increase on each anniversary date of the Board of Directors adoption of the 2002 Plan during the term of the 2002 Plan by the least of (i) 2,000,000 shares, (ii) 4% of the Company’s outstanding common stock as of such anniversary date, or (iii) a lesser amount determined by the Board.

(4)	Represents outstanding warrants issued in conjunction with equity financing transactions, consulting services agreements and license agreements with research institutions. For further details, see Note 11 of Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2003.

EXECUTIVE COMPENSATION
Compensation of Executive Officers
     The following table sets forth certain information regarding the annual and long-term compensation for services rendered to the Company in all capacities for the fiscal years ended December 31, 2002, 2001 and 2000 of those persons who were, at December 31, 2002, (i) the chief executive officer, (ii) the other four most highly compensated executive officers whose annual salary and bonuses exceeded $100,000 or (iii) any other executive officer who would have qualified under sections (i) or (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of the registrant at the end of the 2002 fiscal year (collectively, the “Named Executive Officers”).

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Summary Compensation Table

Name and Principal Position	Annual Compensation				Long-Term Compensation Awards Securities Underlying Options(#)	All Other Compensation(1) ($)

	Year	Salary($)	Bonus($)	Other Annual Compensation($)

Thomas B. Okarma, M.D., Ph.D.	2002	$420,000	$0	$0	305,000	$0
President and Chief Executive	2001	342,500	150,000	0	240,000	0
Officer	2000	300,000	95,000	0	0	0

David L. Greenwood	2002	310,010	0	0	235,000	12,000
Chief Financial Officer,	2001	275,000	75,350	0	155,000	0
Treasurer and Senior Vice	2000	250,000	30,000	0	0	0
President of Corporate
Development

Calvin B. Harley, Ph.D	2002	257,250	0	0	100,000	12,000
Vice President and Chief	2001	245,000	46,060	0	85,000	0
Scientific Office	2000	239,200	23,900	0	0	0

David J. Earp, J.D., Ph.D	2002	243,800	0	0	101,000	11,000
Vice President of Intellectual	2001	230,000	50,370	0	119,000	0
Property	2000	205,000	24,600	0	0	0

Jane S. Lebkowski, Ph.D	2002	235,400	0	0	106,000	11,000
Vice President of Regenerative	2001	220,000	48,180	0	129,000	0
Medicine	2000	180,000	36,000	0	0	0

(1)	The amounts in this column consist of matching contribution made by the Company under the Geron 401(k) Plan, a plan providing for broad-based employee participation. Under the 401(k) Plan, participating employees may contribute up to the annual Internal Revenue Service contribution limit. In December 2002, the Board of Directors approved a matching contribution equal to 100% of each employee’s 2002 contributions. The matching contribution is invested in Geron’s common stock and vests ratably over four years for each year of service completed by the employee, commencing from the date of hire, until it is fully vested when the employee has completed four years of service. The contributions were made on January 2, 2003 at a market value of $3.60 per share.

Stock Option Grants in Fiscal Year 2002

     The following table provides certain information regarding options granted to the Named Executive Officers during the year ended December 31, 2002. No stock appreciation rights were granted during the year.

Name	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)

	Number of Shares Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year(2)	Exercise or Base Price ($/sh)(3)	Expiration Date

					5% ($)	10% ($)

Thomas B. Okarma, Ph.D., M.D.	60,000	3.1%	$8.23	6/27/12	$310,548	$786,990
	245,000	12.8%	$3.76	9/5/12	$579,338	$1,468,156
David L. Greenwood	50,000	2.6%	$8.23	6/27/12	$258,790	$655,825
	185,000	9.7%	$3.76	9/5/12	$437,459	$1,108,607
Calvin B. Harley, Ph.D	30,000	1.6%	$8.23	6/27/12	$155,274	$393,495
	70,000	3.7%	$3.76	9/5/12	$165,525	$419,473
David J. Earp, Ph.D., J.D	36,000	1.9%	$8.23	6/27/12	$186,329	$472,194
	65,000	3.4%	$3.76	9/5/12	$153,702	$389,511
Jane S. Lebkowski, Ph.D	36,000	1.9%	$8.23	6/27/12	$186,329	$472,194
	70,000	3.7%	$3.76	9/5/12	$165,525	$419,473

(1)	Each of these stock options, which were granted under the 2002 Equity Incentive Plan, is exercisable in a series of installments measured from the vesting commencement date generally over 48 months, provided that each Named Executive Officer continues to provide services to the Company. In the event of certain transactions involving a change in control of the Company, the options will vest in full. The maximum term of each option grant is ten years from the date of grant.

(2)	Based on an aggregate of 1,911,308 options granted by the Company in the year ended December 31, 2002 to all employees of the Company, including the Named Executive Officers.
(3)	Exercise price is the closing sales price of the Common Stock underlying the stock option on the grant date as reported on the Nasdaq National Market.
(4)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the ten year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Aggregate Option Exercises in Fiscal Year 2002 and Fiscal Year-End Option Values
     The following table sets forth information with respect to stock options exercised during the year ended December 31, 2002 by the Named Executive Officers and unexercised stock options held as of the end of such fiscal year by such persons:

Name	Shares Acquired on Exercise(#)	Value Realized(1)($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(2)(#)		Value of Unexercised in-the-Money Options at Fiscal Year-End(3)

			Vested	Unvested	Vested	Unvested

Thomas B. Okarma, Ph.D., M.D	—	$—	642,917	522,083	$—	$—
David L. Greenwood	—	—	390,304	332,048	26,477	—
Calvin B. Harley, Ph.D	—	—	294,348	154,720	50,270	—
David J. Earp, J.D., Ph.D	—	—	121,563	178,437	—	—
Jane S. Lebkowski, Ph.D	—	—	147,043	187,957	—	—

(1)	Fair market value of the Company’s Common Stock on the date of exercise (based on the closing sales price reported on the Nasdaq National Market or the actual sales price if the shares were sold by the optionee on the same date) less the exercise price.

(2)	These stock options, which were granted either under the 2002 Equity Incentive Plan or the 1992 Stock Option Plan, are exercisable in a series of installments measured from the vesting commencement date generally over 48 months, provided that each Named Executive Officer continues to provide services to the Company. In the event of certain transactions involving a change in control of the Company, the options will vest in full. The maximum term of each option grant is ten years from the date of grant.

(3)	Based on the closing sales price of the Common Stock as of December 31, 2002, quoted on the Nasdaq National Market ($3.60 per share), minus the per share exercise price, multiplied by the number of shares underlying the option.

CERTAIN TRANSACTIONS
     There has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any current director, executive officer, holder of more than 5% of the Company’s common stock or any immediate family member of any of the foregoing persons had or will have a direct or indirect material interest other than compensation arrangements, described under the caption “Executive Compensation,” and the transactions described below.

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     The Company has entered into indemnity agreements with all of its officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason for his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company’s Bylaws.

Promissory Notes

     In December 1993, the Company provided an interest-free loan to Calvin B. Harley, Chief Scientific Officer, in the principal amount of $150,000, due December 1, 1996, pursuant to a note secured by a second deed of trust to Dr. Harley’s principal residence in California. On December 1, 1996, the Company agreed to extend the due date of the interest-free loan to December 31, 1998. In February 1999, the Company agreed to restructure the loan and extend the due date to December 31, 2002. As of December 31, 2002, the loan had been repaid.

     In August 1999, the Company provided an interest-free loan to David J. Earp, Vice President of Intellectual Property, in the principal amount of $100,000 due in two installments: one-half of the principal balance in August 2002 and the remainder in August 2003, pursuant to a note secured by a second deed of trust on Dr. Earp’s principal residence in California. As of December 31, 2002, the outstanding balance on this loan was $50,000.

     In January 2002, the Company provided an interest-free loan to Bruce L. Scott, Vice President of Corporate Development, in the principal amount of $150,000 due in January 2004, pursuant to a note secured by a second deed of trust on Mr. Scott’s principal residence in California. In October 2002, Mr. Scott left the Company. In accordance with the loan agreement, the maturity on the note has been accelerated to October 2003. As of December 31, 2002, the outstanding balance on this loan was $150,000.

Employment, Severance and Change of Control Agreements

     We require each of our employees to enter into a confidentiality agreement prohibiting the employee from disclosing any of our confidential or proprietary information. At the time of commencement of employment, our employees also generally sign offer letters specifying basic terms and conditions of employment.

     In January 2003, the Company entered into employment agreements with each of its executive officers at the time and certain key employees. These agreements, except in the case of the Chief Executive Officer and the Chief Financial Officer, provide for severance pay equal to 110% of salary plus benefits continuation to the affected executive officer in the event his or her employment is “terminated” (as defined below). The agreements also provide that a retention bonus of 10% of salary shall be paid to each executive officer in cash, restricted stock or any combination, if such executive officer stays with the Company until January 5, 2004. If an executive officer is “terminated” prior to January 5, 2004, the retention bonus shall be paid upon termination. In the case of the Chief Executive Officer and the Chief Financial Officer, their agreements provide for severance equal to 150% and 125%, respectively, of salary plus benefits continuation in the event their employment is “terminated.” For purposes of the employment agreements, “terminated” means involuntary termination without cause. Payments under these agreements will be reduced by the amount of any payments made under the Change of Control Severance Plan described in the next paragraph.

     In September 2002, the Board of Directors approved a Change of Control Severance Plan (the “Severance Plan”) that became effective on January 21, 2003. The Severance Plan applies to all employees, and provides for each employee to receive a severance payment upon a triggering event following a change of control. A triggering event is defined as an event where (i) an employee is terminated by the Company without cause in connection with a change of control or within 12 months following a change of control; or (ii) an employee is not offered comparable employment (new or continuing) by the Company or the Company’s successor or acquirer within 30 days after the change of control or any employment offer is rejected; or (iii) after accepting (or continuing) employment with the Company after a change of control, an employee resigns within six 6 months following a change of control due to a material change in the terms of employment. Severance payments range from two to 18 months of base salary, depending on the employee’s position with the Company.

     In the event of a merger, acquisition or similar change in control of the Company, the 1992 Stock Option Plan, the 1996 Directors Stock Option Plan and the 2002 Equity Incentive Plan provide that each outstanding option will accelerate so that each option will be fully exercisable for all of the shares subject to such option immediately prior to the effective date of the transaction. In addition, upon the occurrence of such transaction, the 2002 Plan provides that all of the outstanding repurchase rights of the Company with respect to shares of Common Stock acquired upon exercise of options granted under the 2002 Plan will terminate.

Compensation Committee Interlocks and Insider Participation
     Dr. Barkas and Mr. Walker both served on the Compensation Committee for the fiscal year ended December 31, 2002. With the exception of Dr. Barkas’ term as President and Chief Executive Officer of the Company from May 1992 until May 1993, neither Dr. Barkas nor Mr. Walker is a former or current officer or employee of the Company or any of its subsidiaries. None of our executive officers serve as a member of a Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT(1)
     The Compensation Committee of the Board of Directors (the “Committee”) is responsible for making recommendations and taking actions concerning salaries and incentive compensation of officers and employees of the Company, including the award of stock options under the Company’s stock option plan. In particular, the Committee evaluates the performance of management and determines the compensation of the Chief Executive Officer and other executive officers on an annual basis. Executive officers who are also directors are not present during the discussion of their compensation.

Philosophy
     The Company’s executive compensation philosophy is to attract and retain executive officers capable of leading the Company to fulfillment of its business objectives by offering competitive compensation opportunities that (i) attract, reward and retain officers and (ii) motivate officers to achieve short-term and long-term corporate goals that enhance stockholder value. Accordingly, the Company’s executive compensation policies include:

  competitive pay practices, taking into account the pay practices of life science and pharmaceutical companies with which the Company competes for talented executives and are included in the Nasdaq-Pharmaceutical Index;
  annual incentive programs which are designed to encourage executives to focus on the achievement of specific short-term corporate goals as well as longer-term strategic objectives; and
  equity-based incentives designed to motivate executives over the long-term, to align the interests of management and stockholders and to ensure that management is appropriately rewarded for achievements which benefit the Company’s stockholders.

     In the biopharmaceutical industry, many traditional measures of corporate performance, such as earnings per share or sales growth, may not readily apply in reviewing performance of executives. Because of the Company’s current stage of development, the Committee evaluates other indications of performance, such as progress of the Company’s research and development programs and corporate development activities, as well as the Company’s success in securing capital sufficient to enable the Company to continue research and development activities. These considerations necessarily involve an assessment by the Committee of individual and corporate performance. In addition, total compensation paid by the Company to its executive officers is designed to be comparable to compensation packages paid to the management of other companies of comparable size in the biopharmaceutical industry. Toward that end, the Committee may review both independent survey data, such as studies provided by iQuantic and Radford Biotech Survey, as well as data gathered internally. The Company targets its compensation at the 60th percentile of the range of compensation of similarly situated employees, based upon data provided by such surveys and data.

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Chief Executive Officer and Other Executive Officers Compensation

     Compensation for each of the Company’s executive officers, including the Chief Executive Officer, generally consists of three elements:

  Base Salary: Base salary ranges are reviewed annually and adjustments are made at the beginning of the fiscal year to reflect individual performance. When establishing or reviewing compensation levels for each executive officer, the Committee considers numerous factors, including the qualifications of the executive, his or her level of relevant experience, strategic goals for which the executive has responsibility and specific accomplishments of the executive.

  Cash Bonus: Cash bonuses are awarded on a discretionary basis, usually following the Company’s fiscal year-end, and are based on the achievement of corporate and individual goals set by the Board and the Company’s Chief Executive Officer at the beginning of the year, as well as the financial condition of the Company.

  Stock Option Grants: The Company has used the grant of options under its 2002 Equity Incentive Plan to underscore the common interests of stockholders and management. Options granted to executive officers are intended to provide a continuing financial incentive to maximize long-term value to stockholders and to make each executive’s total compensation opportunity competitive. In addition, because stock options generally become exercisable over a period of several years, options encourage executives to remain in the long-term employ of the Company. In determining the size of an option to be granted to an executive officer, the Committee takes into account an officer’s position and level of responsibility within the Company, the officer’s existing stock and option holdings, and the potential reward to the officer if the stock price appreciates in the public market.

     The determination by the Compensation Committee of the Chief Executive Officer’s remuneration is based upon methods consistent with those used for other executive officers. The Committee considers certain quantitative factors, including the Company’s financial, strategic, and operating performance for the year as well as certain qualitative criteria including leadership qualities and management skills, as exhibited by innovations, time and effort devoted to the Company and other general considerations in determining appropriate compensation of the Chief Executive Officer.

     Given the current financial position of the Company, Dr. Okarma recommended to the Committee that his salary and the salary for other executive officers not be increased. In addition, Dr. Okarma recommended to the Committee that no cash bonuses be paid to himself or the other executive officers. The Committee accepted these proposals.

Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, compensation which qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders.

     The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. Having considered the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be “performance-based” and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company’s cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company’s compensation philosophy and the Company’s best interests.

This report is submitted by the Compensation Committee.

Alexander E. Barkas, Ph.D. John P. Walker

PERFORMANCE GRAPH(1)

     The following graph compares total stockholder returns of the Company for the last five fiscal years beginning December 31, 1997 to two indices: the Nasdaq CRSP Total Return Index for the Nasdaq Stock Market-U.S. Companies (the “Nasdaq-US”) and the Nasdaq Pharmaceutical Index (the “Nasdaq-Pharmaceutical”). The total return for the Company’s stock and for each index assumes the reinvestment of dividends, although dividends have never been declared on the Company’s stock, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each quarterly period. The Nasdaq-US tracks the aggregate price performance of equity securities of U.S. companies traded on the Nasdaq National Market (the “NNM”). The Nasdaq-Pharmaceutical, which is calculated and supplied by Nasdaq, represents pharmaceutical companies, including biotechnology companies, trading on Nasdaq under the Standard Industrial Classification (SIC) Code No. 283 “Drugs” main category (2833 — Medicinals & Botanicals, 2834 — Pharmaceutical Preparations, 2835 —Diagnostic Substances, 2836 — Biological Products). The Company’s Common Stock is traded on the NNM and is a component of both the Nasdaq-US and the Nasdaq-Pharmaceutical.

Comparison of Five Year Cumulative Total Return on Investment Among
Geron Corporation, the Nasdaq-US Index and the Nasdaq-Pharmaceutical Index2

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	Shows the cumulative total return on investment assuming an investment of $100 in each of the Company, the Nasdaq-US and the Nasdaq-Pharmaceutical on December 31, 1997. The cumulative total return on the Company’s stock has been computed based on a price of $8.25 per share, the price at which the Company’s shares closed on December 31, 1997.

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AUDIT COMMITTEE REPORT(1)

     The Audit Committee of Geron Corporation’s Board of Directors is comprised of three independent directors as required by the listing standards of the National Association of Securities Dealers. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. A copy of the charter is attached as Appendix A.

     The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

1) The Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2002 with management and the independent auditors.

2) The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.

3) The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company.

4) The Audit Committee has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

     Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Submitted on February 20, 2003 by the members of the Audit Committee of the Company’s Board of Directors.

Alexander E. Barkas, Ph.D. Thomas D. Kiley, Esq. John P. Walker

INDEPENDENT AUDITORS

     The Audit Committee reviews and approves all audit and permissible non-audit services performed by Ernst & Young LLP, our independent auditors, as well as the fees charged by Ernst & Young LLP for such services. Upon recommendation by the Audit Committee, the Board of Directors selected Ernst & Young LLP to act in the same capacity for the fiscal year ending December 31, 2003. The Company has been informed by Ernst & Young LLP that neither the firm nor any of its members or their associates has any financial interest, direct or indirect in the Company or its affiliates.

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from the stockholders.

Audit Fees and All Other Fees

     The aggregate fees billed for professional services rendered by Ernst & Young LLP for 2002 and 2001 were as follows:

     Audit Fees. The aggregate fees billed by Ernst & Young LLP, our independent auditors, for professional services rendered for the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements included in our Forms 10-Q, and services provided in connection with regulatory filings were $144,005 and $124,910 for 2002 and 2001, respectively.

     Audit-Related Fees. The aggregate fees billed by Ernst & Young LLP for professional services rendered related to the performance of the audits and reviews of our financial statements and not reported as Audit Fees were $20,210 and none for 2002 and 2001, respectively. These services related to consultations on accounting and auditing matters.

     Financial Information Systems Design and Implementation Fees. The Company did not engage Ernst & Young LLP to provide services regarding, and was not billed by Ernst & Young LLP for any fees in respect of, financial information systems design and implementation for the fiscal years ended December 31, 2002 and 2001.

     Tax Fees. The aggregate fees billed by Ernst & Young LLP for professional services rendered for tax compliance were $24,941 and $21,368 for 2002 and 2001, respectively.

     Other Fees. No fees were billed by Ernst & Young LLP during 2002 or 2001 other than fees for professional services reported as audit fees, audit-related fees and tax fees above.

     There were no fees incurred or paid to Ernst & Young LLP for which pre-approval by the Audit Committee was waived. The Audit Committee has concluded that the provision of the audit-related and tax services is compatible with maintaining Ernst & Young LLP’s independence.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively “Reporting Persons”), to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal year ended December 31, 2002, all Reporting Persons complied with the applicable filing requirement.

Stockholder Proposals for 2004 Annual Meeting

     The Company expects to hold its 2004 Annual Meeting of Stockholders in May 2004. All proposals of stockholders intended to be presented at the 2004 Annual Meeting of Stockholders must be directed to the attention of the Company’s Secretary, at the address set forth on the first page of this proxy statement, so that they are received by December 1, 2003, if they are to be considered for possible inclusion in the proxy statement and form of proxy used in connection with such meeting. In compliance with the Securities Exchange Act Rule 14a-8, stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so by January 9, 2004. In addition, the Company’s Bylaws provide for notice procedures to recommend a person for nomination as a director and to propose business to be considered by stockholders at a meeting. Copies of the Company’s Bylaws may be obtained from the Company’s Secretary.

Other Matters

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors, William D. Stempel Secretary

April 7, 2003

APPENDIX A
GERON CORPORATION AUDIT COMMITTEE CHARTER AS ADOPTED ON DECEMBER 17, 2002
I. Purpose
     The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities relating to: the integrity of the financial statements and other financial information provided by Geron Corporation (“the Company”) to any governmental body or the public; the Company’s system of internal controls regarding finance, accounting, and financial reporting; the Company’s compliance with legal and regulatory requirements and with ethics policies that management and the Board have established; the qualifications, independence, and performance of the Company’s independent auditors; and the Company’s accounting and financial reporting processes generally. Consistent with this function, the Committee encourages continuous improvement of the Company’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

  Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system and report the results of its activities to the Board.
  Review and appraise the audit and review efforts of the Company’s independent auditors.
  Provide a free and open avenue of communication among the independent auditors, financial and senior management, employees, and the Board of Directors.

     In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to obtain advice from and engage independent counsel, accounting and other advisers, as it determines necessary to carry out its duties.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.
II. Composition
     The Committee shall be comprised of three or more Directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

To qualify as an independent Director, a Director must meet all of the following criteria at all times:
  The Director is not currently an employee of the Company and has not been an employee in the last five years.
  The Director is not and has not in the past five years been part of an interlocking directorate in which the CEO or other executive officer of the Company serves on the compensation committee of another corporation that employs the Director.
  The Director is not a paid consultant to the Company, and receives no consulting, advisory, or other compensatory fee from the Company other than for service as a Director and/or a member of Board committees.
  The Director is not an “immediate family member” of a person who is or in the past five years was an employee of the Company, a part of such an interlocking directorate, a paid consultant or a recipient of any such compensatory fee.

     All members of the Committee shall have a working familiarity with basic finance and accounting practices and be able to read and understand financial statements at the time of their appointment. At least one member of the Committee shall have accounting or related financial management expertise. Committee members are encouraged to enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

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     The members of the Committee shall be elected by the Board annually and shall serve until their successors are duly elected and qualified. Unless a Chairman is elected by the full Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

III. Meetings
     The Committee shall meet at least five times annually, or more frequently as circumstances dictate. As part of its responsibility to foster open communication, the Committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or either of these groups believe should be discussed privately. The Committee or its Chairman should meet with the independent auditors and management quarterly to review the Company’s financial statements consistent with Section IV below. The Committee shall submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

IV. Responsibilities and Duties
     In carrying out its responsibilities, the Committee will endeavor to ensure that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.
1. Oversight of Independent Auditors.
The Committee shall:
A.	Discuss with the independent auditors the overall scope and plans for their audits, including the adequacy of staffing and compensation.
B.	Be directly responsible for the appointment and termination, compensation, and oversight of the work of the independent auditors, including resolution of any disagreements between management and the auditors regarding financial reporting.

C.	Approve, in advance, all audit and non-audit services performed by the independent auditors not related to the annual audit or quarterly reviews of the Company’s financial statements. The Company shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee, provided that any decisions made by the delegate must be presented to the full Committee at its next scheduled meeting.

D.	At least annually, obtain and review a report by the independent auditors describing:

  The independent auditing firm’s internal quality control procedures;
  Any material issues raised by the most recent internal quality control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and
  All relationships between the independent auditor and the Company.

E.	Set clear policies, in compliance with SEC regulations and stock exchange listing standards, for the Company’s employment of employees or former employees of the independent auditors.
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2. Review of Financial Statements.
The Committee shall:
A.	Review and discuss the Company’s annual financial statements, earnings press releases, any earnings guidance provided to analysts and rating agencies, and other reports or financial information submitted to any governmental body or the public in connection with such annual financial statements, including any certification, report, opinion, or review rendered by the independent auditors.

B.	Review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K prior to its filing, including their judgment about the quality and acceptability of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of the disclosures, and the degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates. The Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

C.	Following completion of the annual audit, review separately with management and with the independent auditors any significant difficulties encountered during the audit, including any restrictions experienced by the auditors on the scope of their work or access to required information.

D.	Review any significant disagreement among management, non-management employees and the independent auditors in connection with the preparation of the Company’s annual financial statements.
E.	Review management’s periodic statement concerning its assessment of the effectiveness of internal controls and the independent auditors’ report on management’s statement.
F.	Prepare a report to be included in the Company’s annual proxy statement, as required by SEC regulations.
G.	Report the results of the annual audit to the Board of Directors. If requested by the Board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other Directors’ questions

H.	Review with management and the independent auditors the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Quarterly Report on Form 10-Q prior to its filing. The Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chairman of the Committee may represent the entire Committee for purposes of this review and discussion.

3. Establishment and Oversight of Policy.
The Committee shall:
A.	Review with financial management and the independent auditors the results of their periodic analysis of significant financial reporting issues and practices, including changes in accounting principles and disclosure practices.

B.	Receive regular reports from the independent auditors on the critical policies and practices of the Company, and on alternative treatments of financial information that are within generally accepted accounting principles and that the independent auditors have discussed with management.

C.	Consider and approve, if appropriate, significant changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors, management, or non-management employees.

D.	At an appropriate time after the Committee has approved changes or improvements in financial or accounting practice, review with the independent auditors and management the extent to which such changes or improvements have been implemented.

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E.	To the extent not already established, establish regular and separate systems of reporting to the Committee by each of management and the independent auditors regarding significant judgments made in the preparation of the Company’s financial statements and the view of each as the appropriateness of such judgments.

F.	Review with the independent auditors and management the adequacy and effectiveness of the Company’s accounting, financial, disclosure and other controls, both internal and external, of the Company, including the Company’s policies and procedures to assess, monitor, and manage business risk and the Company’s legal and ethical compliance programs, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

4. Review of Compliance.
The Committee shall:
A.	Establish, review periodically and update as necessary a Code of Ethical Conduct, ensure that management has established a system to enforce the Code, and review management’s monitoring of the Company’s compliance with the Code.

B.	Review the adequacy of and management’s implementation and monitoring of the Company’s review system to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

C.	Receive from the Company’s counsel reports of evidence of material violations of securities laws or breaches of financial duties and review the Company’s compliance policies and practices, including corporate securities trading policies.

D.	Review with the Company’s counsel any legal matters that could have a significant impact on the Company’s financial statements.
E.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

5. General Responsibilities.
The Committee shall:
A.	Review and update this Charter periodically as conditions dictate.
B.	Periodically, meet separately with management and the independent auditors to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the independent auditors to meet privately with the members of the Committee. The Committee shall review with the independent auditors any audit problems or difficulties and management’s response.

C.	Perform an evaluation of the Committee’s own performance at least annually to determine whether it is functioning effectively.
D.	Perform any other activities consistent with this Charter, the Company’s By-laws, and governing law, as the Committee or the Board deems necessary or appropriate.
The policies and procedures of the Committee should remain flexible, in order to react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

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APPENDIX B

GERON CORPORATION
1996 DIRECTORS’ STOCK OPTION PLAN
(As Amended February 2003, effective as of May 30, 2003)

     1.  Purposes of the Plan. The purposes of this Directors’ Stock Option Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

        All options granted hereunder shall be “nonqualified stock options”.

     2.  Definitions. As used herein, the following definitions shall apply:

          (a)  “Board” shall mean the Board of Directors of the Company.

          (b)  “Code” shall mean the Internal Revenue Code of 1986, as amended.

          (c)  “Common Stock” shall mean the Common Stock of the Company.

          (d)  “Company” shall mean Geron Corporation, a Delaware corporation.

           (e)  “Continuous Status as a Director” shall mean the absence of any interruption or termination of service as a Director.

          (f)  “Director” shall mean a member of the Board.

          (g)  “Employee” shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

           (h)  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

           (i)   “Option” shall mean a stock option granted pursuant to the Plan. All options shall be nonqualified stock options (i.e., options that are not intended to qualify as incentive stock options under Section 422 of the Code).

          (j)  “Optioned Stock” shall mean the Common Stock subject to an Option.

          (k)  “Optionee” shall mean an Outside Director who receives an Option.

          (l)  “Outside Director” shall mean a Director who is not an Employee.

          (m)  “Parent” shall mean a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (n)  “Plan” shall mean this 1996 Directors’ Stock Option Plan.

          (o)  “Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (p)  “Subsidiary” shall mean a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3.  Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,000,000 Shares (the “Pool”) of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

      If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. If Shares which were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

     4.  Administration of and Grants of Options under the Plan.

          (a)  Administrator. Except as otherwise required herein, the Plan shall be administered by the Board.

          (b)  Procedure for Grants. All grants of Options hereunder shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

               (i)  No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

               (ii)  Each Outside Director shall be automatically granted an Option to purchase 45,000 Shares (the “First Option”) on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy.

               (iii)  Each Outside Director, other than the Chairman of the Board or an Outside Director whose First Option is being granted on the date of the Annual Meeting of the Company’s stockholders, shall be automatically granted an Option to purchase 20,000 Shares (a “Subsequent Option”) on the date of the Annual Meeting of the Company’s stockholders in each year of his service. The Subsequent Option granted to the Chairman of the Board under this Section 4(b)(iii) shall be an Option to purchase 30,000 Shares.

               (iv)  Each Outside Director who is appointed to serve on the Audit Committee, the Compensation Committee, or another standing committee of the Board designated by the Board as qualifying for such grant, shall each be automatically granted an Option to purchase 2,500 Shares (a “First Committee Service Option”) on the date on which such person first is appointed to serve on such standing committee.

               (v)  Each Outside Director, other than an Outside Director whose First Committee Service Option is being granted on the date of the Annual Meeting of the Company’s stockholders, who continues to serve on the Audit Committee, the Compensation Committee or another so designated standing committee of the Board, shall be automatically granted an Option to purchase 2,500 Shares (a “Subsequent Committee Service Option”) on the date of the Annual Meeting of the Company’s stockholders.

               (vi)  Notwithstanding the provisions of subsections (ii), (iii), (iv) and (v) hereof, in the event that a grant would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors receiving an Option on such date on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

               (vii)  The terms of each First Option granted hereunder shall be as follows:

                     (1)  the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 hereof.

                    (2)  the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the First Option, determined in accordance with Section 8 hereof.

                    (3)  the First Option shall become exercisable in installments cumulatively as to 33 1 / 3 % of the Shares subject to the First Option on each of the first, second and third anniversaries of the date of grant of the First Option.

               (viii) The terms of each Subsequent Option granted hereunder shall be as follows:

                    (1)  the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 hereof.

                    (2)  the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Subsequent Option, determined in accordance with Section 8 hereof.

                    (3)  the Subsequent Option shall become exercisable as to one hundred percent (100%) of the Shares subject to the Subsequent Option on the date of grant of the Subsequent Option; provided, however, that any Subsequent Option granted prior to May 28, 1999, shall become exercisable as to one hundred percent (100%) of the Shares subject to the Subsequent Option on the first anniversary of the date of grant of the Subsequent Option.

               (ix)  The terms of each First Committee Service Option granted hereunder shall be as follows:

                    (1)  the First Committee Service Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 hereof.

                    (2)  the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the First Committee Service Option, determined in accordance with Section 8 hereof.

                    (3)  the First Committee Service Option shall become exercisable as to one hundred percent (100%) of the Shares subject to the First Committee Service Option on the date of grant of the First Committee Service Option.

               (x)  The terms of each Subsequent Committee Service Option granted hereunder shall be as follows:

                    (1)  the Subsequent Committee Service Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 hereof.

                    (2)  the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Subsequent Committee Service Option, determined in accordance with Section 8 hereof.

                    (3)  the Subsequent Committee Service Option shall become exercisable as to one hundred percent (100%) of the Shares subject to the Subsequent Committee Service Option on the date of grant of the Subsequent Committee Service Option.

          (c)  Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

          (d)  Effect of Board’s Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

          (e)  Suspension or Termination of Option. If the President or his or her designee reasonably believes that an Optionee has committed an act of misconduct, the President may suspend the Optionee’s right to exercise any option pending a determination by the Board of Directors (excluding the Outside Director accused of such misconduct). If the Board of Directors (excluding the Outside Director accused of such misconduct) determines an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his or her estate shall be entitled to exercise any option whatsoever. In making such determination, the Board of Directors (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Optionee an opportunity to appear and present evidence on Optionee’s behalf at a hearing before the Board or a committee of the Board.

     5.  Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4(b) hereof. An Outside Director who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

          The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

     6.  Term of Plan; Effective Date. The Plan shall become effective on the effectiveness of the registration statement under the Securities Act of 1933 relating to the Company’s initial public offering of securities. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

     7.  Term of Options. The term of each Option shall be ten (10) years from the date of grant thereof.

     8.  Exercise Price and Consideration.

          (a)  Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.

          (b)  Fair Market Value. The fair market value shall be determined by the Board; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock in the over-the-counter market on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (“Nasdaq”) System) or, in the event the Common Stock is traded on the Nasdaq National Market or listed on a stock exchange, the fair market value per Share shall be the closing price on such system or exchange on the date of grant of the Option, as reported in The Wall Street Journal. With respect to any Options granted hereunder concurrently with the initial effectiveness of the Plan, the fair market value shall be the Price to Public as set forth in the final prospectus relating to such initial public offering.

          (c)  Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (which, if acquired from the Company, shall have been held for at least six months), or any combination of such methods of payment and/or any other consideration or method of payment as shall be permitted under applicable corporate law.

     9.  Exercise of Option.

          (a)  Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof; provided, however, that no Options shall be exercisable prior to stockholder approval of the Plan in accordance with Section 17 hereof has been obtained.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

               Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)  Termination of Status as a Director. If an Outside Director ceases to serve as a Director, he or she may, but only within ninety (90) days after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that such Outside Director was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

          (c)  Disability of Optionee. Notwithstanding Section 9(b) above, in the event a Director is unable to continue his or her service as a Director of the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), he or she may, but only within twenty-four (24) months from the date of such termination, exercise his or her Option to the extent of the right to exercise that would have accrued had the Optionee remained in Continuous Status as Director for thirty-six (36) months (or such lesser period of time as is determined by the Board) after the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

          (d)  Death of Optionee. In the event of the death of an Optionee:

               (i)  During the term of the Option, if the Optionee is, at the time of his or her death, a Director of the Company and has been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within twenty-four (24) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as Director for thirty-six (36) months (or such lesser period of time as is determined by the Board) after the date of death. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired.

               (ii)  Within three (3) months after the termination of Continuous Status as a Director, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination. Notwithstanding the foregoing, in no event may the option be exercised after its term set forth in Section 7 has expired.

     10.  Nontransferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order (as defined by the Code or the rules thereunder). The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised during the lifetime of an Optionee only by the Optionee or a transferee permitted by this Section.

     11.  Adjustments Upon Changes in Capitalization; Corporate Transactions.

          (a)  Adjustment. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, and the number of shares of Common Stock to be granted under the provisions set forth in Section 4 of the Plan, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b)  Corporate Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation in which the Company is not the surviving corporation, or (iv) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, the Company shall give to the Eligible Director, at the time of adoption of the plan for liquidation, dissolution, sale, merger, consolidation or reorganization, either a reasonable time thereafter within which to exercise the Option, including Shares as to which the Option would not be otherwise exercisable, prior to the effectiveness of such liquidation, dissolution, sale, merger, consolidation or reorganization, at the end of which time the Option shall terminate, or the right to exercise the Option, including Shares as to which the Option would not be otherwise exercisable (or receive a substitute option with comparable terms), as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such liquidation, dissolution, sale, merger, consolidation or reorganization.

     12.  Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

     13.  Amendment and Termination of the Plan.

          (a)  Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the stockholders of the Company to Plan amendments to the extent and in the manner required by such law or regulation. Notwithstanding the foregoing, the provisions set forth in Section 4 of this Plan (and any other Sections of this Plan that affect the formula award terms required to be specified in this Plan by Rule 16b-3) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

          (b)  Effect of Amendment or Termination. Any such amendment or termination of the Plan that would impair the rights of any Optionee shall not affect Options already granted to such Optionee and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     14.  Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     15.  Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16.  Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

     17.  Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company at or prior to the first annual meeting of stockholders held subsequent to the granting of an Option hereunder. If such stockholder approval is obtained at a duly held stockholders’ meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. If such stockholder approval is obtained by written consent, it may be obtained by the written consent of the holders of a majority of the outstanding shares of the Company. Options may be granted, but not exercised, before such stockholder approval.

APPENDIX C

GERON CORPORATION
1996 EMPLOYEE STOCK PURCHASE PLAN
(As Amended March 2003, effective as of May 30, 2003)

     The following constitute the provisions of the 1996 Employee Stock Purchase Plan, as amended, of Geron Corporation.

     1.  Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.  Definitions.

          (a)  “Board” shall mean the Board of Directors of the Company.

          (b)  “Code” shall mean the Internal Revenue Code of 1986, as amended.

          (c)  “Common Stock” shall mean the Common Stock of the Company.

          (d)  “Company” shall mean Geron Corporation, a Delaware corporation.

          (e)  “Compensation” shall mean all regular straight time gross earnings, overtime and shift premium and shall not include payments for incentive compensation, incentive payments, bonuses, commissions and other compensation.

          (f)  “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (g)  “Contributions” shall mean all amounts credited to the account of a participant pursuant to the Plan.

          (h)  “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (i)  “Employee” shall mean any person, including an Officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

          (j)  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

          (k)  “Purchase Date” shall mean the last day of each Purchase Period of the Plan.

          (l)  “Offering Date” shall mean the first business day of each Offering Period of the Plan.

          (m)  “Offering Period” shall mean a period of twelve (12) months commencing on January 1 and July 1 of each year, except for the first Offering Period as set forth in Section 4(a).

          (n)  “Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (o)  “Plan” shall mean this Employee Stock Purchase Plan.

          (p)  “Purchase Period” shall mean a period of six (6) months within an Offering Period, except for the first Purchase Period as set forth in Section 4(b).

          (q)  “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     3.  Eligibility.

          (a)  Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

          (b)  Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4.  Offering Periods and Purchase Periods.

          (a)  Offering Periods. The Plan shall be implemented by a series of Offering Periods of twelve (12) months duration, with new Offering Periods commencing on or about January 1 and July 1 of each year (or at such other time or times as may be determined by the Board of Directors). The first Offering Period shall commence on the beginning of the effective date of the Registration Statement on Form S-1 for the initial public offering of the Company’s Common Stock (the “IPO Date”) and continue until June 30, 1997. The Plan shall continue until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. Eligible employees may not participate in more than one Offering Period at a time.

          (b)  Purchase Periods. Each Offering Period shall consist of two (2) consecutive purchase periods of six (6) months duration. The last day of each Purchase Period shall be the “Purchase Date” for such Purchase Period. A Purchase Period commencing on January 1 shall end on the next June 30. A Purchase Period commencing on July 1 shall end on the next December 31. The first Purchase Period shall commence on the IPO Date and shall end on December 31, 1996. The Board of Directors of the Company shall have the power to change the duration and/or frequency of Purchase Periods with respect to future purchases without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Purchase Period to be affected.

     5.  Participation.

          (a)  An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company’s payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering. The subscription agreement shall set forth the percentage of the participant’s Compensation (which shall be not less than 1% and not more than 10%) to be paid as Contributions pursuant to the Plan.

          (b)  Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Period of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

     6.  Method of Payment of Contributions.

          (a)  The participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than ten percent (10%) of such participant’s Compensation on each such payday. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

          (b)  A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during the Offering Period, may decrease the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new subscription agreement. The change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement, if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month.

          (c)  Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equal $21,250. Payroll deductions shall re-commence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

     7.  Grant of Option.

          (a)  On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date a number of shares of the Company’s Common Stock determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date, or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Purchase Date; provided however, that the maximum number of shares an Employee may purchase during each Offering Period shall be determined at the Offering Date by dividing $25,000 by the fair market value of a share of the Company’s Common Stock on the Offering Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13. The fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 7(b).

          (b)  The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Purchase Date. The fair market value of the Company’s Common Stock on a given date shall be determined by the Board in its discretion based on the closing price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by Nasdaq or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal. For purposes of the Offering Date under the first Offering Period under the Plan, the fair market value of a share of the Common Stock of the Company shall be the Price to Public as set forth in the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended.

     8.  Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10, his or her option for the purchase of shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of full shares subject to the option will be purchased at the applicable option price with the accumulated Contributions in his or her account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

     9.  Delivery. As promptly as practicable after each Purchase Date of each Offering Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option or the deposit of such number of shares with the broker selected by the Company for administration of Plan stock purchases, as determined by the Company. Any cash remaining to the credit of a participant’s account under the Plan after a purchase by him or her of shares at the termination of each Purchase Period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be carried over to the next Purchase Period if the Employee continues to participate in the Plan, or if the Employee does not continue to participate, shall be returned to said participant.

     10.  Voluntary Withdrawal; Termination of Employment.

          (a)  A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving written notice to the Company. All of the participant’s Contribution credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

          (b)  Upon termination of the participant’s Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 4, and his or her option will be automatically terminated.

          (c)  In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

          (d)  A participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

     11.  Automatic Withdrawal. If the fair market value of the shares on the first Purchase Date of an Offering Period is less than the fair market value of the shares on the Offering Date for such Offering Period, then every participant shall automatically (i) be withdrawn from such Offering Period at the close of such Purchase Date and after the acquisition of shares for such Purchase Period, and (ii) be enrolled in the Offering Period commencing on the first business day subsequent to such Purchase Period.

     12.  Interest. No interest shall accrue on the Contributions of a participant in the Plan.

     13.  Stock.

          (a)  The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 600,000 shares (on a post-split basis), subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

          (b)  The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

          (c)  Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

     14.  Administration. The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The composition of the committee shall be in accordance with the requirements to obtain or retain any available exemption from the operation of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

     15.  Designation of Beneficiary.

          (a)  A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (b)  Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     16.  Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15 by the participant). Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

     17.  Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

     18.  Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Purchase Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

     19.  Adjustments Upon Changes in Capitalization; Corporate Transactions.

          (a)  Adjustment. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

          (b)  Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Purchase Date (the “New Purchase Date”). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction

(and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

                  The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

      20.  Amendment or Termination.

            (a)  The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in Section 19, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

            (b)  Without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

      21.  Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

      22.  Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

            As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

      23.  Term of Plan; Effective Date. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 20.

     24.  Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

P R O X Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GERON CORPORATION
2003 ANNUAL MEETING OF STOCKHOLDERS

      The undersigned stockholder of Geron Corporation, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 7, 2003, and hereby appoints Thomas B. Okarma, David L. Greenwood and William D. Stempel, or any of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2003 Annual Meeting of Stockholders of Geron Corporation to be held on May 30, 2003, at 9:00 a.m. local time, at the Company’s headquarters at 230 Constitution Drive, Menlo Park, CA 94025 and at any adjournment(s) or postponement(s) thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

      THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THREE CLASS I DIRECTORS TO HOLD OFFICE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN THE YEAR 2006; (2) TO APPROVE AN AMENDMENT TO THE 1996 DIRECTORS’ STOCK OPTION PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN BY 500,000 SHARES; (3) TO APPROVE AN AMENDMENT TO THE 1996 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN BY 300,000 SHARES; (4) TO RATIFY APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Please Detach Here v You Must Detach This Portion of the Proxy Card v Before Returning it in the Enclosed Envelope

1.	Election of Class I Directors.
	|_|	FOR all nominees (except as indicated)	|_|	WITHHOLD AUTHORITY to vote for the nominees		|X|	Please mark your votes as in this example.
Nominees: Thomas B. Okarma, Ph.D., M.D., John P. Walker and Patrick J. Zenner If you wish to withhold authority to vote for any individual nominee, strike a line through that individual’s name.
2.	To approve an amendment to the 1996 Directors’ Stock Option Plan to increase the aggregate number of shares of common stock authorized for issuance under such plan by 500,000 shares.				4.	To ratify appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003.
	|_| FOR	|_| AGAINST	|_| ABSTAIN			|_| FOR	|_| AGAINST	|_| ABSTAIN
3.	To approve an amendment to the 1996 Employee Stock Purchase Plan to increase the aggregate number of shares of common stock authorized for issuance under such plan by 300,000 shares.				5.	As said proxies deem advisable on such other matters as may come before the meeting and any adjournment(s) or postponement(s) thereof.
	|_| FOR	|_| AGAINST	|_| ABSTAIN			PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.
						Note: This proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned in the enclosed envelope.
						Dated:___________________________________, 2003

						Signature

						Signature

Please sign exactly as name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.